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                                  LONG GATE LLC
                          INDUSTRIAL MULTI-TENANT LEASE

1.       BASIC PROVISIONS ("Basic Provisions").

         1.1      PARTIES: This Lease ("Lease") dated 19 _____________, 2000, is made by and between LONG GATE, LLC, a Delaware limited liability company, ("Landlord") and SDL COMMUNICATIONS, INC., a Massachusetts corporation("Tenant") (collectively the "Parties," or individually a "Party").

         1.2 PREMISES: A portion consisting of 31,237 square feet, outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 35 Hamden Road, in the City of Mansfield, Commonwealth of Massachusetts. The Building is located in the industrial center commonly known as Cabot Business Park. Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

         1.3 TERM: Five (5) years and zero (0) months ("Term") commencing on June 15, 2000 ("Commencement Date"), and ending on June 14, 2005 ("Expiration Date").

         1.4 BASE RENT: $7.00 per square foot per annum, $218,659 per annum, payable in equal installments of $_18,221.58 per month.

         1.5      TENANT'S SHARE OF OPERATING EXPENSES ("Tenant's Share"):

                  (a)      Industrial Center0.54 %

                  (b)      Building 54.6 %

         1.6 TENANT'S ESTIMATED MONTHLY RENT PAYMENT: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

                  (a)      Base Rent (Paragraph 4.1) $        18,221.58
                  (b)      Operating Expenses (Paragraph 4.2;
                           excluding Real Property Taxes)     $2,082.47
                  (c)      Real Property Taxes (Paragraph 10) $2,030.00]


                           Estimated Monthly Payment                  $22,334.05

         1.7      SECURITY DEPOSIT: None

         1.8 Permitted Use ("Permitted Use") Warehouse, light manufacturing, office, and uses incidental thereto.

         1.9      GUARANTOR: SBS Technologies, Inc., a New Mexico corporation].

         1.10 ADDENDA AND EXHIBITS: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

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                  (a)    Addenda:
                         Landlord's Remedies in Event of Tenant Default Option to Extend
                         Guaranty
                         Early Possession and Inducement Recapture


                  (b)    Exhibits:Exhibit A:  Diagram of Premises.
                         Exhibit B: Commencement Date Certificate.
                         Exhibit C: Tenant Move-In and Lease Renewal
                                    Environmental Questionnaire for Commercial and Industrial Properties.
                         Exhibit D: Tenant Move-Out and Lease Renewal
                                    Environmental Questionnaire for Commercial and Industrial Properties.
                         Exhibit E: Form of Estoppel Certificate.

         1.11 ADDRESS FOR RENT PAYMENTS: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to Landlord at the following address:

                            Long Gate, LLC
                            c/o National Development
                            P.O. Box 281505
                            Atlanta, GA 30384-1505

2.       PREMISES, PARKING AND COMMON AREAS.

         2.1 LETTING. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 COMMON AREAS - DEFINITION. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

         2.3 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

         2.4 COMMON AREAS - RULES AND REGULATIONS. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

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         2.5      COMMON AREA CHANGES. Landlord shall have the right, in
Landlord's sole discretion, provided, however, that Landlord shall use reasonable efforts to minimize any adverse effect upon Tenant's use and access to and from the Premises.

                  (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

                  (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                  (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

                  (d) To add additional buildings and improvements to the Common Areas;

                  (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

                  (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

         2.6      PARKING. Tenant shall be entitled to one hundred twenty-two
(122) parking spaces, which shall be located in parking areas within Common Areas, at no extra cost to Tenant. All parking spaces which Tenant is permitted to use pursuant to this Section shall be on an unreserved, first-come, first-serve basis. Tenant shall, and shall cause its employees to, comply with all rules and regulations imposed from time to time by Landlord and provided to Tenant with respect to the such parking. Furthermore, Tenant shall indemnify and hold Landlord harmless from and against all loss, cost, damage or expense arising out of the use by Tenant and its employees and invitees arising from the use of such parking spaces, except to the extent that any such loss, cost, damage or expense arises out of the negligent acts of Landlord.


3.       TERM.

         3.1 TERM. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

         3.2 DELAY IN POSSESSION. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant

         3.3 PREPARATION OF THE PREMISES. Landlord shall promptly and expeditiously construct the demising wall in accordance with the Plan annexed hereto as Exhibit A-1.

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         3.4      CONDITION OF THE PREMISES. Except as set forth in Section 3.3 above, Tenant accepts the Premises in "as is" condition without representation or warranty by Landlord.

         3.5 COMMENCEMENT DATE CERTIFICATE. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.       RENT.

         4.1 BASE RENT. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

         4.2 OPERATING EXPENSES. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

                  (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

                           (i)      The operation, repair, maintenance and
replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                           (ii)     Water, gas, electricity, telephone and other
utilities servicing the Common Areas.

                           (iii)    Trash disposal, janitorial services, snow
removal, property management and security services.

                           (iv)     Reserves set aside for maintenance, repair
and replacement of the Common Areas and Building.

                           (v)      Real Property Taxes.

                           (vi)     Premiums for the insurance policies
maintained by Landlord under Paragraph 8 hereof.

                           (vii)    insurance programs and environmental
monitoring in connection therewith;

                           (viii)   Monthly amortization of capital improvements
to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the

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sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

                          (ix)      Maintenance of the Building including, but
not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems; and

                          (x)       Management fees, provided, however, that the
amount that Tenant shall be obligated to pay during any year for management fees shall not exceed three (3%) percent of the Rent due hereunder for that year.

         Notwithstanding the foregoing, the following shall be excluded from the definition of Operating Expenses:

(a) interest and principal payments and other related charges on loans and ground lease payments;

(b)      depreciation charges;

(c) repairs or other work occasioned by exercise of the right of eminent domain or the negligence of Landlord;

(d) leasing commissions, attorneys' fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Property, or with prospective tenants or costs incurred in marketing the Industrial Center, Building or the Premises;

(e) renovating or otherwise improving or decorating, painting or redecorating any interior leaseable space in the Industrial Center or Building, except as required by law;

(f) Landlord's costs of electricity, water or other utilities which are provided without cost to certain tenants of the Industrial Center and not supplied to all tenants of the Industrial Center or which are sold separately to certain tenants of the Industrial Center for which Landlord is entitled to be reimbursed;

(g) any expense in connection with services or other benefits of a type or quality which Tenant is not entitled to receive under this Lease but which are provided without reimbursement by direct payment to another tenant or occupant of the Industrial Center;

(h) costs due to violation by Landlord or its agent of the terms and conditions of any lease, debt agreement, or ground lease, or of any law, rule, regulation, order or ordinance, unless such costs are incurred to comply with any law, rule, regulation, order or ordinance with which the Building or Common Areas were not required to comply prior to the Commencement Date or to comply with any amendment or change in interpretation of any such law, rule, regulation, order or ordinance after the Commencement Date;

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(i)      overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Industrial Center or Premises to the extent that the services exceed competitive costs of such services. No management fees shall be included other than management fee as specifically provided in and subject to the limitations of Section (x) above;

(j)      advertising and promotional expenses;

(k) any expense for which Landlord is compensated by proceeds through insurance or which Landlord would have been compensated had Landlord maintained insurance of a type which a reasonably prudent owner of a comparable building in Mansfield, Massachusetts, except pursuant to similar provisions for the payment of a proportionate share of operating expenses;

(l) rental and other related expenses incurred in leasing] air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

(m) costs associated with specific charges solely attributable to any building in the Industrial Center other than the Building;

(n) legal and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants or enforcing lease obligations, including, without limitation, court costs;

(o) expenses incurred by Landlord in connection with the transfer or disposition of the Industrial Center, Building or Premises or any ground, underlying or overriding lease, including, without limitation, transfer, deed and gains taxes, provided, however, that any such expenses incurred due to a reassessment resulting from a sale of real property within the Industrial Center shall be included in the definition of Operating Expenses;

(p) costs incurred to correct any misrepresentation by Landlord or in connection with any fines or penalties arising therefrom; and

(q)      Capital expenditures related to the Building roof.


                  (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

                  (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

                  (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6.

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Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's reasonable estimate of such expenses for the year.

                  (e) Landlord shall permit Tenant, at Tenant's sole expense and during normal business hours, to review Landlord's invoices and statements relating to Operating Expenses for the applicable period for the purpose of verifying the statement delivered by Landlord pursuant to Section 4.2(b) above, provided that notice of Tenant's desire to so review is given to Landlord not later than three (3) months after delivery of such statement by Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant (or any third party which has not been engaged by any other tenant of the Industrial Center to perform a similar audit and which is compensated by Tenant on a contingency fee arrangement) with due diligence. Any such statement delivered to Tenant by Landlord shall be binding and conclusive upon Tenant unless within four (4) months after the giving by Landlord of such statement Tenant shall notify Landlord that Tenant disputes the correctness of such statement, specifying the particular respect in which the statement is claimed to be incorrect. If such dispute has not been settled by agreement within two (2) months after the expiration of the aforementioned four-month period, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association within thirty (30) days after the expiration of the aforementioned two-month period. The decision of the arbitrators shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. All of the information obtained through Tenant's review of Operating Expenses as well as compromise, settlement or adjustment reached between Landlord and Tenant relative to the result thereof shall be held in strict confidence by Tenant. Tenant shall indemnify, defend upon request and hold Landlord harmless from and against all loss, cost, damage and expense suffered by Landlord based in whole or in part upon the breach of the covenants of Tenant contained in the preceding sentence. The obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease.

         If it should be agreed or decided that Operating Expenses were overstated by five percent (5%) or more, then Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant in reviewing Landlord's invoices and statements, Tenant's reasonable arbitration costs plus any excess amount paid by Tenant on account of overstated Operating. If it should be agreed or decided that Operating Expenses were not overstated at all, then Tenant shall, as Additional Rent, promptly reimburse Landlord for the reasonable costs incurred in the arbitration plus the costs incurred by Landlord in preparing for Tenant's review of invoices and statements; and if Operating Expenses shall have been understated or Tenant shall not have paid the Operating Expenses in full, Tenant shall, as Additional Rent, promptly pay any deficiency in the payments theretofore made. In the event of an overstatement which is less than five percent (5%), Landlord shall promptly reimburse Tenant any excess amount paid by Tenant on account

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of overstated Operating Expenses, and each party shall be responsible for its own costs incurred in connection with such dispute.

         Tenant keep confidential (and shall cause any third party assisting Tenant with any such audit to keep confidential) all information obtained during the audit process including any settlements or arbitration awards made. Landlord may require Tenant to execute and deliver a separate confidentiality agreement further specifying Tenant's obligations and Landlord's remedies for breach, as a condition to commencement of the audit.

5. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.       USE.

         6.1 PERMITTED USE. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

         6.2      HAZARDOUS SUBSTANCES.

                  (a) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include,

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but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

                  (b) DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

                  (c) INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Landlord shall indemnify, protect, defend and hold Tenant, Tenant's affiliates, lenders and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Tenant Entities") harmless from and against any and all damages, liabilities, judgments, costs,

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claims, liens, and expenses arising from injury to third parties caused by contamination of the Building due to use of Hazardous Substances by parties other than Tenant or Tenant Entities in violation of applicable law. In the event of any contamination not caused by Tenant or Tenant Entities due to use of Hazardous Substances in violation of applicable law, which contamination affects or could reasonably affect the Premises, the Building or the Industrial Center, Landlord shall cause such contamination to be removed or remediated, promptly after notice of such contamination. Landlord's and Tenant's obligations under the indemnities contained in this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

         6.3 TENANT'S COMPLIANCE WITH REQUIREMENTS. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Tenant shall execute and deliver to Landlord a completed questionnaire, in the form attached hereto as Exhibit C, immediately prior to the Commencement Date and, if applicable, immediately prior to the commencement of any Option Period; and Tenant shall execute and deliver to Landlord a completed questionnaire, in the form attached hereto as Exhibit D, immediately prior to the expiration of the term or Tenant's surrender of possession of the Premises, whichever is earlier.

         6.4 INSPECTION; COMPLIANCE WITH LAW. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times after reasonable notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

7.       MAINTENANCE, REPAIRS, TRADE FIXTURES AND ALTERATIONS.

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         7.1      TENANT'S OBLIGATIONS. Subject to the provisions of
Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair and shall require that Tenant, at its expense, enter into a maintenance and service agreement (the "HVAC Maintenance Agreement") for the HVAC system which agreement and vender shall be reasonably acceptable to Landlord. [Notwithstanding the foregoing, Landlord shall maintain the HVAC system serving the Premises in good repair and condition at its expense throughout the first year of the Term and shall, at its expense, make any capital expenditures required to keep the HVAC system in good repair and condition, provided that Tenant shall have maintained the HVAC Maintenance Agreement in full force and effect throughout the second and all subsequent years of the Term.

         7.2 LANDLORD'S OBLIGATIONS. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building, including, loadbearing walls, capital expenditures related to the Building roof, and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair Building roof and Common Areas.

         7.3 ALTERATIONS. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without on each occasion obtaining the prior consent of Landlord. Landlord's consent shall not be unreasonably withheld or delayed with respect to alterations, additions or improvements which Tenant proposes to make at its sole cost provided any such alterations or installation are consistent with Building standards, do not adversely affect the plumbing, heating ventilating, air-conditioning, life safety, mechanical or electrical systems of the Building, do not adversely affect the structural elements of the Building, are not visible from the outside of the Premises, and shall not materially increase Real Estate Taxes or Operating Expenses, nor require Landlord to perform any work to the Premises, Building or Industrial Center.

         7.4 SURRENDER/RESTORATION. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.       INSURANCE; INDEMNITY.

         8.1 PAYMENT OF PREMIUMS. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

         8.2      TENANT'S INSURANCE.

                  (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

                           (a)      Commercial General Liability with minimum
limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

                           (b)      Workers' Compensation insurance with
statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

                           (c)      Automobile Liability covering all owned,
non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                           (d)      Property insurance against all risks of loss
to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

                  (ii) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter;

                  (iii) If, at any time during the Option Period, as set forth in the Option to Extend Addendum to this Lease, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

                  (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

         8.3 LANDLORD'S INSURANCE. Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

         8.4 WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage. If Landlord does not carry insurance on the Building, Landlord shall waive any claim against Tenant which would have been insured by an all-risk extended coverage policy of property insurance at replacement value.

         8.5 INDEMNITY. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

                  (i) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

                  (ii) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

                  (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the use of the Premises or its occupancy; or

                  (iv) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

         8.6 EXEMPTION OF LANDLORD FROM LIABILITY. Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.       DAMAGE OR DESTRUCTION.

         9.1 TERMINATION RIGHT. Tenant shall give Landlord immediate written notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC. . In the event that the Premises or the Building, or any material part thereof, shall be destroyed or damaged by fire or other casualty, then this Lease may be terminated at the election of Landlord. Any such election shall be made by the giving of notice by Landlord to Tenant within sixty (60) days following Landlord's receipt of Tenant's notice of such fire or casualty.

         9.2 DAMAGE CAUSED BY TENANT. Tenant's termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.      REAL PROPERTY TAXES.

         10.1 PAYMENT OF REAL PROPERTY TAXES. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

         10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord's right to rent or other income from the Industrial Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

         10.3 ADDITIONAL IMPROVEMENTS. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

         10.4 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

         10.5 TENANT'S PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. UTILITIES. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.      ASSIGNMENT AND SUBLETTING.

         12.1     LANDLORD'S CONSENT REQUIRED.

                  (a) Tenant shall not assign, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

                  (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 50% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

                  (c) If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by any assignee or subtenant (other than any entity which controls, is controlled by or is under common control with the Tenant identified in
Section 1.1 (such entity being an "Affiliate")) to Tenant on account of an assignment or sublease of all or any portion of the Premises exceed the sum of Base Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of such excess payable monthly at the time for payment of Base Rent.

                  (d) In the event that Tenant intends enter into any assignment or sublease other than to an Affiliate, then Tenant shall, not sooner than one hundred twenty (120) days and not later than forty-five (45) days, prior to the proposed effective date of such sublease or assignment, give notice to Landlord of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment, and such other information as Landlord may reasonably request. Landlord may elect (i) to terminate the term of this Lease or (ii) to exclude from the Premises, for the term of the proposed sublease, the portion thereof to be sublet by giving notice to Tenant of either such election not later than thirty (30) days after receiving notice of such intent from Tenant. If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (a) the proposed date of commencement of such proposed sublease or assignment, or (b) the date which is fifteen (15) days after Landlord's notice, the term of this Lease shall terminate or (as applicable), for the period expiring on the expiration date of such proposed sublease (if applicable), the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case the Base Rent and Tenant's Share of Operating Expenses shall be correspondingly reduced but Tenant shall upon invoice reimburse Landlord for the cost of separating the excluded space from the remainder of the Premises (including installation of demising walls and separating utilities). If Landlord shall give its consent, Tenant may enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within the following thirty (30) days. If Tenant shall not enter into such sublease or assignment within such following thirty
(30) day period and shall still desire to enter into any sublease, or if Tenant shall change the terms and conditions thereof following the date of Tenant's notice to Landlord, the first sentence of this paragraph shall again become applicable.

                  (e) Any sublease to an Affiliate shall, at Landlord's election, be terminated if the subtenant shall cease to be an Affiliate, and any sublease shall so provide.

13.      DEFAULT; REMEDIES.

         13.1 DEFAULT. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

                  (a)      The abandonment of the Premises by Tenant;

                  (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) business days after receipt of written notice thereof (but such notice to be required not more than twice in any 12-month period);

                  (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

                  (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

                  (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

                  (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

                  (g)      Any breach by Tenant of its covenants under Paragraph
6.2;

                  (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 30 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

                  (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent

         13.2 REMEDIES. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

         13.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 10% of the portion of the Common Areas designated for Tenant's parking (after taking into consideration any additional space within reasonable walking distance of the Premises offered by Landlord), is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.      ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS.

         15.1 ESTOPPEL CERTIFICATE. Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto as Exhibit E, plus such additional information, confirmation and/or statements as shall be reasonably requested by the Requesting Party.

         15.2 FINANCIAL STATEMENT. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant (on a consolidated basis with Guarantor, if Tenant's financial statements are so consolidated) and all Guarantors, if the stock of such Guarantors are not traded on the American Stock Exchange, the New York Stock Exchange, or NASDAQ, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant (on a consolidated basis with Guarantor as set forth above) and such Guarantors (if not publicly traded as set forth above) as may be reasonably required by such lender or purchaser, including but not limited to Tenant's, if not consolidated with Guarantor's financial statements, and if so consolidated, Guarantor's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.      ADDITIONAL COVENANTS AND PROVISIONS.

         16.1 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

         16.2 INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

         16.3 TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

         16.4 LANDLORD LIABILITY. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

         16.5 NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

         16.6 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

         16.7 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

         16.8 WAIVERS. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

         16.9 HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

         16.10 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

         16.11 BINDING EFFECT: CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

         16.12 LANDLORD. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that the transferee assumes all such covenants and obligations effective as of such date of transfer.

         16.13 ATTORNEYS' FEES AND OTHER COSTS. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

         16.14 LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

         16.15

                  SIGNS. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord. Notwithstanding the foregoing,

Tenant shall have the right to install, at Tenant's sole cost and expense in a location designated by Landlord, one (1) building-mounted sign, subject to Landlord's approval, which approval shall not be unreasonably withheld. Landlord shall add Tenant's name to the Industrial Park and Building directories, the cost of which shall be borne by Landlord. Tenant shall be required to obtain at its expense all permits and approvals required for the installation of such sign (but shall not be permitted to seek any zoning or other similar relief for such signs without Landlord's consent) and shall at its expense keep all such permits and approvals in full force and effect. Tenant shall keep such signs in good condition through the term of this Lease and shall, if Landlord so requests, remove such exterior signs at the end of the term of this Lease and repair any damage caused by such removal.

         16.16 TERMINATION: MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

         16.17 QUIET POSSESSION. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

         16.18    SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

                           (a)      Subordination. This Lease shall be
subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

                           (b)      Attornment. Subject to the
non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

                           (c)      Non-Disturbance. With respect to any
Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

                           (d)      Self-Executing. The agreements contained
in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

         16.19 RULES AND REGULATIONS. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

         16.20 SECURITY MEASURES. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

         16.21 RESERVATIONS. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

         16.22 CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

         16.23 OFFER. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

         16.24 BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with the execution of this Lease other than InsigniaESG and Quinn Associates and agrees to indemnify and hold Landlord harmless from and against any and all brokerage claims, other than by Insignia/ESG and/or Quinn Associates arising therefrom.

         16.25 AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

         16.26 MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

         16.27 AUTHORITY. Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

                  The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

LANDLORD:                                              TENANT:

LONG GATE, LLC                                         SDL COMMUNICATIONS, INC.:

    By:      AMB Property Holding Corporation          By: /s/ J.E. Dixon
    Its:     Managing Member                                   J.E. Dixon
                                                       Title:  Secretary
             By: /s/ Cynthia J. Sarver
                     Cynthia J. Sarver
             Its:    Vice President


Long Gate, LLC
c/o AMB Property Corporation
60 State Street, Suite 3700
Boston, MA 02109
Attention:  Cynthia J. Sarver




                                           Tenant's address for notice purposes:

                                                     Attention  Dale Dhillon

                                                   SDL Communications, Inc.

                                                        35 Hampden Road

                                                      Mansfield, MA  02048

Telephone: (     )                                   Telephone: (   )
           -------                                              -----

Facsimile: (     )                                   Facsimile: (     )
           -------                                              -------

Executed at:                                         Executed at:

on:                                                  on:

             LANDLORD'S REMEDIES IN EVENT OF TENANT DEFAULT ADDENDUM

              This Remedies Addendum is part of the Lease dated
______________________ by and between LONG GATE, LLC and SDL COMMUNICATIONS, INC. for the premises known as

              (A) TERMINATION. In the event of any Default by Tenant, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified the term of this Lease and all of Tenant's rights and privileges under this Lease shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

              (B) REMEDIES. In the event of any termination due to a Default by Tenant, Tenant shall pay the Base Rent, Additional Rent and other charges payable hereunder up to the time of such termination, and thereafter, Tenant, until the end of what would have been the term of this Lease in the absence of such termination and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Base Rent, Additional Rent and other charges which would be payable hereunder for the remainder of this Lease if such termination had not occurred, less the proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable hereunder if this Lease had not been terminated.

              At any time after such termination, in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord either (i) an amount equal to the excess, if any, of the Base Rent, Additional Rent and other charges as hereinbefore provided which would be payable hereunder from the date of such demand for what would be the then unexpired term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period or (ii) an amount equal to the lesser of (x) the Base Rent, Additional Rent and other charges that would have been payable for the balance of the term of this Lease had it not been terminated or (y) the aggregate of the Base Rent, Additional Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement) except that in the event the term of this Lease is so terminated prior to the expiration of the first full year of the term of this Lease, the liquidated damages which Landlord may elect to recover pursuant to clause
(ii) (y) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date and there had been no so-called free rent or other rental concession or any rental abatement. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

              In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and
(ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

              (C) REMEDIES CUMULATIVE. Except as expressly provided above, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages, for Tenant's failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

              (D) NO SURRENDER. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

              (E) LANDLORD'S CURE RIGHTS. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums including reasonable attorneys fees, together with interest thereon at a rate equal to the lesser of 6% over the Prime Rate or the maximum rate allowed by law. "Prime Rate" shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by the largest national or state-chartered banking institution in the state or district in which the Building is located as its "prime" or "base" rate.

TENANT INITIALS                LANDLORD INITIALS

/s/ J.E.D.                     /s/ C.J.S.
----------------------         ---------------------

                                 LONG GATE, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                          INDUSTRIAL MULTI-TENANT LEASE

                                OPTION TO EXTEND

This Option to Extend is a part of the Lease dated ______________________, by and between LONG GATE, LLC ("Landlord") and SDL COMMUNICATIONS, INC. ("Tenant") for the premises commonly known as 35 Hamden Road, Mansfield, Massachusetts.

                                    1.       Option to Extend. Landlord
hereby grants to Tenant the option to extend the term of this Lease for the one (1) additional period of five (5) years, commencing on the date immediately following the Expiration Date.

                  2. Exercise Dates: For purposes of Paragraph 5 of this Addendum, the Last Exercise Date is twelve (12) months prior to the date that the Option Period would commence.

3. Monthly Base Rent. The monthly Base Rent for each month of the Option Period shall be the amount calculated in accordance with the alternative selected below ("Rent Adjustment Alternative") but in no event shall the monthly Base Rent for the Option Period be less than the highest monthly Base Rent payable during the term immediately preceding the Option Period.

          [   ]   Fixed rent adjustment ("Fixed Rent Adjustment")
                  $         shall be the monthly Base Rent for Period One.
                  $         shall be the monthly Base Rent for Period Two.
                  $         shall be the monthly Base Rent for Period Three.
                  $         shall be the monthly Base Rent for Period Four.
                  $         shall be the monthly Base Rent for Period Five.
         [   ]    Cost of living adjustment ("CPI Adjustment")
                  Monthly Base Rent shall be calculated using the following CPI index ("Index")
         [   ]    Urban Wage Earners and Clerical Workers
         [   ]    All Urban Consumers
                  [   ]    The Comparison Month is:
                           [   ]   the first month of the term of this Lease; or
                           [   ]
         [ X  ]   Market rent ("Market Rent Adjustment")

4. Conditions to Exercise of Option. Tenant's right to extend is conditioned upon and subject to each of the following:

         A. In order to exercise the option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same not later than the Last Exercise Date and not sooner than six (6)) months prior thereto. If proper notification of the exercise of the option is not given and/or received, such option shall automatically expire. Tenant acknowledges that the failure of Tenant to notify Landlord on or before the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

         B. Landlord may elect to revoke Tenant's rights hereunder (i) if Tenant is in Default at the time of the exercise of the option or (ii) in the event that Landlord has given to Tenant 3 or more notices of separate Defaults during the 12 month period immediately preceding the exercise of the option, whether or not the Defaults are cured. The period of time within which the option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the option because of the provisions of this paragraph.

         C. All of the terms and conditions of this Lease except where specifically modified by this Addendum shall apply to the extended term, except that there shall be no further right to extend the term hereof.

         D. The option is personal to the Tenant, may not be assigned or exercised by anyone other than the Tenant and may be exercised only while the Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting.

5.       CALCULATION OF RENT ADJUSTMENT

         A. Market Rent Adjustment. Four months prior to the commencement of the Option Period, if the selected Rent Adjustment Alternative is the Market Rent Adjustment, the Parties shall negotiate in good faith to determine the Base Rent for the Option Period. If agreement cannot be reached within thirty days, then Landlord and Tenant shall each, no later then 90 days prior to the commencement of the Option Period, make a reasonable determination of the fair market rental for the Premises for the Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

                  (i) No later then 90 days prior to the commencement of the Option Period, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later then 75 days prior to the commencement of the Option Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

                  (ii) The three arbitrators, acting by a majority, shall no later then 75 days prior to the commencement of the Option Period, determine the actual fair market rental for the Premises for the Option Period. The decision of a majority of the arbitrators shall be binding on the Parties. The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

                  (iii) If either of the Parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

                  (iv) The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

LANDLORD:                                         TENANT:

LONG GATE, LLC                                    SDL COMMUNICATIONS, INC:

    By:      AMB Property Holding Corporation     By /s/ J.E. Dixon
    Its:     Managing Member                             J.E. Dixon
                                                  Title: Secretary
             By: /s/ C. J. Sarver
                     Cynthia J. Sarver
             Its:    Vice President

                                 LONG GATE, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
               Early Possession and Inducement Recapture Addendum

This Early Possession and Inducement Recapture Addendum is a part of the Lease dated ______________________, by and between LONG GATE, LLC
("Landlord") and SDL COMMUNICATIONS, INC. ("Tenant") for the premises commonly known as 35 Hamden Road, Mansfield, Massachusetts.

1. Early Possession. Tenant may occupy the Premises from and after May 15, 2000 even though the Early Possession Date is prior to the Commencement Date of the Lease (such period being "Early Possession"). The obligation to pay Base Rent shall be abated for the Early Possession Period. All other terms of this Lease, however, including but not limited to the obligations to pay Tenant's Share of Operating Expenses and to carry the insurance required by Paragraph 8 shall be in effect during the Early Possession period. Such Early Possession shall not change the Expiration Date of the Original Term. If possession is not tendered to Tenant on the Early Possession Date, the Early Possession period shall run from the date of delivery of possession and continue for a period equal to the period during which the Tenant would have otherwise enjoyed under the terms hereof possession of the Premises with abated Base Rent, but minus any days of delay caused by the acts, failure to act, or omissions of Tenant.

2. Inducement Recapture in Event of Breach. Any agreement by Landlord for possession of the Premises without the payment or reduced payment of rent or other charges or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" are conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term of this Lease. Upon Landlord's termination of the term of the Lease arising from the occurrence of a Default by Tenant any rent, other charge, bonus, inducement or consideration abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure by Tenant.

Landlord:                                         Tenant:
LONG GATE, LLC                                    SDL COMMUNICATIONS, INC:

    By:      AMB Property Holding Corporation     By /s/ J.E. Dixon
    Its:     Managing Member                             J.E. Dixon
                                                  Title: Secretary
             By: /s/ C. J. Sarver
                     Cynthia J. Sarver
             Its:    Vice President

                                GUARANTY OF LEASE

     WHEREAS, LONG GATE, LLC ("Landlord"), and SDL COMMUNICATIONS, INC., ("Tenant") are about to execute a lease ("Lease") dated
_____________________________ for the premises commonly known as 35 Hampden Road, Mansfield, Massachusetts,

     WHEREAS, SBS TECHNOLOGIES, INC. ("Guarantors") have a financial interest in Tenant and

     WHEREAS, Landlord would not execute the Lease if Guarantors did not execute and deliver to Landlord this Guaranty of Lease.

     NOW THEREFORE, in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute the Lease:

1. Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Tenant of all rents and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant.

2. The terms of the Lease may, without the consent of or notice to Guarantor, be modified by Landlord and Tenant or by a course of conduct and this Guaranty shall guarantee the performance of said Lease as so modified. The Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantors

3. This Guaranty shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

4. No notice of default need be given to Guarantors. The guaranty of the undersigned is a continuing guaranty under which Landlord may proceed immediately against Tenant and/or against Guarantors following any breach or default by Tenant or for the enforcement of any rights which Landlord may have against Tenant under the terms of the Lease or at law or in equity.

5. Landlord shall have the right to proceed against Guarantors hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantors.

6. Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, (e) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantors and (g) any right of subrogation.

7. Guarantors do hereby subrogate all existing or future indebtedness of Tenant to Guarantors to the obligations owed to Landlord under the Lease and this Guaranty.

8. If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

9. The obligations of Tenant under the Lease to execute and deliver estoppel certificates and financial statements (except as expressly set forth otherwise in the Lease) shall be deemed to also require the Guarantors hereunder to do and provide the same.

10. The term "Landlord" refers to and means the Landlord named in the Lease and also Landlord's successors and assigns. So long as Landlord's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Landlord's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

11. The term "Tenant" refers to and means the Tenant named in the Lease and also Tenant's successors and assigns.

12. In the event any action be brought by said Landlord against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

Executed at Albuquerque, NM

on May 5, 2000

Address  2400 Lousiana Blvd NE
         AFC #5 Suite 600
         Albuquerque, NM 87110

"GUARANTORS"
------------

SBS Technologies, Inc.

/s/ Christopher J. Amenson

Christopher J. Amenson,

Chairman and CEO

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